UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 18, 2025

Mondee Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39943	88-3292448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10800 Pecan Park Blvd Suite 400 Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)
(866) 855-9630
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MOND
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on January 14, 2025, Mondee Holdings, Inc., a Delaware corporation (the “Company”), and certain of its US subsidiaries (such subsidiaries being Mondee Holdings II, LLC, Mondee, Inc., Mondee Brazil, LLC, Cosmopolitan Travel Service, Inc., Cosmopolitan Travel Services Inc., C & H Travel & Tours, Inc., SkyLink Travel, Inc., SkyLink Travel, Inc., SkyLink Travel Inc., Skylink Travel SFO Inc., Purple Grids Inc., Trans Am Travel, Inc., TransWorld Travel, Inc., Hari-World Travel Group, Inc., ExploreTrip IP Holdings, Inc., ExploreTrip, Inc., Mondee Acquisition Company, Inc., Rocketrip, Inc., Skypass Travel, Inc., and Skypass Holidays LLC (such subsidiaries together with the Company, the “Company Parties”)), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such cases, the “Cases”).

Additional information about the Cases, including access to Court documents, is available online at https://cases.ra.kroll.com/mondee, a website administered by the Company’s claims agent, Kroll Restructuring Administration LLC. The documents and other information on this website are not part of this Current Report on Form 8-K (this “Form 8-K”) and shall not be deemed incorporated by reference herein.

As previously disclosed, on January 14, 2025, the Company entered into that certain term sheet (the “Stalking Horse Term Sheet”) with an affiliate of the DIP Lenders1 (other than Wingspire and its affiliates) and the Prepetition Lenders (other than Wingspire and its affiliates) (the “Purchaser”) to sell substantially all of the assets of the Company (the “Purchased Assets”). Following entry into the Stalking Horse Term Sheet, the parties agreed to memorialize the terms of the sale in an asset purchase agreement.

1 All capitalized terms used in this Form 8-K and not otherwise defined herein shall have the same meaning given to such terms in that certain Asset Purchase Agreement.

On February 18, 2025, the Company entered into a “stalking horse” asset purchase agreement (the “Asset Purchase Agreement”) with the Purchaser to sell the Purchased Assets. The aggregate consideration for the Purchased Assets shall consist of: (i) a credit bid of the full amount of the DIP Obligations, including all principal, fees, penalties and other obligations thereunder that are outstanding as of the Closing, other than the Assumed Obligations, plus (ii) a credit bid of an amount of Pre-Petition Obligations until such time as the DIP Obligations referred to in clause (i) plus the Pre-Petition Obligations in this clause (ii) plus the Assumed Obligations equals $191,000,000; (b) the assumption of the Assumed Liabilities, including, for the avoidance of doubt, the Assumed Obligations; and (c) the Excluded Cash. The transaction is part of a sale process under Section 363 of the Bankruptcy Code that will be subject to approval by the Court and compliance with agreed upon and Court-approved bidding procedures allowing for the submission of higher or otherwise better offers, and other agreed-upon conditions. In accordance with the sale process under Section 363 of the Bankruptcy Code, notice of the proposed sale to Purchaser will be given to third parties and competing bids will be solicited. The Company will manage the bidding process and evaluate the bids, in consultation with its advisors and as overseen by the Court.

The Asset Purchase Agreement contains customary representations and warranties of the parties and is subject to a number of closing conditions, including, among others, (i) the accuracy of representations and warranties of the parties; (ii) material compliance with the obligations of the parties set forth in the Asset Purchase Agreement, including achievement of certain milestones by the Company related to the Cases and the sales process on a timely basis; (iii) the DIP Documents remaining in full force and effect and no Event of Default (as defined in the DIP Documents) occurring that materially impairs Purchaser’s ability to consummate the transactions contemplated by the Asset Purchase Agreement; and (iv) no Material Adverse Effect (as defined in the Asset Purchase Agreement) having occurred from the date of the Asset Purchase Agreement to the Closing Date.

The Asset Purchase Agreement may be terminated, subject to certain exceptions: (i) by the mutual written consent of the parties; (ii) automatically if the Company enters into a definitive agreement with respect to an alternative transaction for the Purchased Assets or the Court approves an alternative transaction for the Purchased Assets; (iii) by Purchaser if (a) the DIP Financing Agreement is terminated or any DIP Order is modified in any material respect without the consent of the Requisite DIP Lenders (as defined in the Asset Purchase Agreement), (b) 20% or more of the Post-Petition Payables incurred in the ordinary course of business remain outstanding and unpaid for a period greater than 30 days, (c) Purchaser, for any reason, is not permitted by the Court to credit bid the DIP Loans and/or the Pre-Petition Loans in payment of all or any portion of the Credit Bid, (d) the actual Cure Costs exceed the Cure Costs Cap, unless Purchaser agrees in its sole discretion, to pay a higher amount of Cure Costs, (e) the Restructuring Support Agreement has been terminated or upon the occurrence of a Termination Event (as defined in the Restructuring Agreement) under the Restructuring Support Agreement, (f) the Seller Disclosure Schedule is not timely delivered in accordance with the Asset Purchase Agreement; (iv) by the Company if the Company’s board of directors decides in good faith that proceeding with the transaction contemplated by this Agreement would be inconsistent with the exercise of its fiduciary duties under applicable Law or would violate applicable Law; or (v) by either party, (a) for certain material breaches by the other party of its representations and warranties or obligations that remain uncured, (b) if any governmental entity enacts or issues a law or order or takes other action permanently restraining, prohibiting or enjoining any of the parties from consummating the transactions, or (c) if the closing has not occurred prior to the date that is 65 days after the Petition Date (the “End Date”; provided, that Purchaser may extend the End Date from time to time to a date no later than May 1, 2025.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein. The representations and warranties contained in the Asset Purchase Agreement were made only for the purposes of the Asset Purchase Agreement and solely for the benefit of the parties thereto. Those representations and warranties may be subject to important limitations and qualifications agreed to by the contracting parties. Some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to contractual standards of materiality different from that generally applicable to public disclosures to stockholders. Furthermore, the representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such contract or other document instead of establishing these matters as facts, and they may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Form 8-K. Accordingly, you should not rely upon the representations and warranties in the Asset Purchase Agreement as statements of factual information.

Cautionary Note Regarding the Company’s Class A Common Stock

The Company cautions that trading in its Class A common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s Class A common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s Class A common stock in the Chapter 11 Cases. In particular, the Company expects that holders of its Class A common stock will experience a significant or complete loss on their investment.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended.

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “could,” “may,” “estimates”, “anticipates”, “might”, “should”, “expect,” “intend,” “potential,” “plan,” “seeking to”, “will”, ”approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements reflect the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from the forward-looking statements contained herein. Any forward-looking statements that we make in this Form 8-K speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events. The Company’s forward-looking statements in this Form 8-K include, but are not limited to, the Company’s ability to successfully consummate the Restructuring and emerge from the Chapter 11 Cases, including by entry into the APA; the Company’s plans to sell its assets pursuant to chapter 11 of the Bankruptcy Code; the Company’s intention to continue operations during the Chapter 11 Cases; the Company’s belief that the 363 sale process will be in the best interest of the Company and its stakeholders; and other statements regarding the Company’s strategy and future operations, performance and prospects among others. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks associated with the potential adverse impact of the Cases on the Company’s liquidity and results of operations; unpredictability of trading markets and whether a market will be established for the Company’s common stock; changes in the Company’s ability to meet its financial obligations during the Cases and to maintain contracts that are critical to its operations; the outcome and timing of the Cases and any potential asset sale; the effect of the filing of the Cases and any potential asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Cases or the potential asset sale; uncertainty regarding obtaining Court approval of a sale of the Company’s assets or other conditions to the potential asset sale; and the timing or amount of any distributions, if any, to the Company’s stakeholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated February 18, 2025, by and among Mondee Holdings, Inc. and Its Subsidiaries Party Hereto, as Sellers, and Mondee Purchaser, LLC as Purchaser
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDEE HOLDINGS, INC.

Dated: February 24, 2025

	By:	/s/ Jesus Portillo
Name: Jesus Portillo Title: Chief Executive Officer and Chief Financial Officer